UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 2, 2012

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-675-1194

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.*

Paul W. Taylor, Chief Executive Officer and President of Guaranty Bancorp will make a presentation on Tuesday, March 6, 2012 at the Sandler O’Neill West Coast Financial Services Conference in San Francisco, CA.  The presentation is scheduled for7:05 a.m., Pacific Time.

Mr. Taylor will join representatives from three other financial institutions for the Western Community Banks session. While attendance is by invitation only, a simultaneous webcast and audio conference of the presentation will be made available as described below. A link to register for the webcast is available on the Sandler O’Neill website at https://register.sandleroneill.com/conferences/, and the webcast will be archived for 30 days following the event, beginning March 7, 2012.  The presentation will also be available via audio conference by calling 1-832-445-1181 (passcode: 8309199648#).

A copy of the company’s presentation materials will be available on the company’s website at www.gbnk.com under the section entitled “Presentations”.

*The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Registrant under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  March 2, 2012